Exhibit 99.1

Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-2585

Magna Entertainment Corp. Announces Agreement to Sell Excess Real Estate

AURORA, ON, August 12, 2008 - Magna Entertainment Corp. (“MEC” or the “Company”) (NASDAQ: MECAD; TSX: MEC.A) today announced that it has entered into an agreement to sell approximately 489 acres of excess real estate located in Ocala, Florida to Lincoln Property Company and Orion Investment Properties, Inc. for a purchase price of $16.5 million cash, subject to a 90-day due diligence period in favor of the purchasers. If the purchasers determine that their due diligence review is satisfactory and do not terminate the agreement before the end of the 90-day due diligence period, then the transaction would close 60 days thereafter, subject to the satisfaction of customary closing conditions. The property forms part of the security for the Company’s bridge loan with a subsidiary of MI Developments Inc., the Company’s controlling shareholder, and the terms of the bridge loan require that any net proceeds received from the sale of the property must be used to make repayments under the bridge loan.

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet®, a national Internet and telephone account wagering system, as well as MagnaBet™ internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV®, a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: expectations as to the timing of the closing of the Ocala lands sale; expectations as to the satisfaction of the customary closing conditions; expectations as to the use of the net proceeds from the Ocala lands sale; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; our ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of our non-racetrack operations, such as broadcasting ventures; and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will continue with our efforts to implement our debt elimination plan, but not on the originally contemplated time schedule, and comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay upon maturity our existing financing arrangements (including our short-term bridge loan facility with a subsidiary of MI Developments Inc., MEC’s controlling stockholder, and our senior secured revolving credit facility with a Canadian financial institution), and there will not be any material adverse changes in: general economic conditions; the popularity of horse racing and other gaming activities; weather and other environmental conditions at our facilities; the regulatory environment; and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements

SOURCE: Magna Entertainment Corp.

CONTACT:
Blake Tohana, Executive Vice-President and Chief Financial Officer,
Magna Entertainment Corp., 337 Magna Drive, Aurora, ON, L4G 7K1, Tel: (905) 726-7493